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    As filed with the Securities and Exchange Commission on December 1, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          COASTAL BANKING COMPANY, INC.
             (Exact name of Registrant as Specified in Its Charter)



             South Carolina                              58-2455445
(State of incorporation or organization)      (IRS Employer Identification No.)
       1001 Bay Street Suite 202
        Beaufort, South Carolina                           29902
(Address of principal executive offices)                (Zip Code)


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
If this form relates to the registration of a class of           If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange             of securities pursuant to Section 12(g) of the
Act and is effective pursuant to General Instruction             Exchange Act and is effective pursuant to
A.(c), please check the following box. [ ]                       General Instruction A.(d), please check the
                                                                 following box. [X]
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      Securities Act registration statement file number to which this form relates: 333-86371
                                        ---------


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of Coastal Banking Company, Inc., a South Carolina corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 1, 1999, as amended on October 5 and October 27, 1999, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:
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

Exhibit
  No.             Description
-------           -----------
3.1               Articles of Incorporation and any Amendments thereto,
                  (incorporated by reference to Exhibit 3.1 of Registration
                  Statement on Form SB-2, Registration No. 333-86371).

3.2 Bylaws (incorporated by reference to Exhibit 3.3 of Registration Statement on Form SB-2, Registration No. 333-86371).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form SB-2, Registration No. 333-86371).

4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1, 3.2, and 3.3 to the Registrant's Form SB-2 Registration Statement File No. 333-86371).
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  COASTAL BANKING COMPANY, INC.
                                  (Registrant)


                                   By: /s/ Randolph C. Kohn
                                      -----------------------------------------
                                      Randolph C. Kohn


Date:  December 1, 1999